UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 5, 2018 (June 1, 2018)
Date of Report (Date of earliest event reported)

Telaria, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Broadway, 16th Floor
New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 1, 2018, Telaria, Inc., or the Company, held its Annual Meeting of Stockholders. As of April 6, 2018, the record date for the Annual Meeting, 52,122,985 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders is set forth below.

1.
The Company’s stockholders re-elected James Rossman and Rachel Lam as Class II directors of the Company to serve a three-year term until the Company’s 2021 Annual Meeting of stockholders. The voting results were as follows:

	Votes For	Votes Against	Withheld	Broker Non-Votes

James Rossman	25,416,934	0	1,930,450	8,974,492

Rachel Lam	20,324,636	0	7,022,748	8,974,492

2.    The Company’s stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstain

36,268,517	14,679	38,680

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.

Dated: June 5, 2018	By:	/s/Aaron Saltz
Aaron Saltz
General Counsel and Secretary